Exhibit 99.1
SpendSmart Networks Prepares for Additional
Growth and Expansion

SAN LUIS OBISPO, CALIF – SpendSmart Networks, Inc. – doing business as SMS Masterminds (“SMS”) - announces the appointment of Board member Jerry Rubinstein to the role of Chairman of the Board. Mr. Rubinstein will also continue to head the Company’s audit committee. Mr. Joseph Proto is stepping down as Chairman but will remain a member of the Board of Directors and a member of the Company’s compensation committee.

Mr. Proto has been a member of the Board of Directors 2012 and has been instrumental in leading the various post acquisition structuring and business changes of the Company along with its executive team.  The Board expressed its appreciation for Mr. Proto’s service as the Chairman and looks forward to his continued service to the Company.

This change in duties and roles came as part of an overall long term initiative the Company is undertaking as it prepares to execute on its 2016 growth strategies. The Company intends to expand on its existing markets as well pursue new markets with strong product and service offerings at the start of 2016.

The Company is focused on the growing mobile advertising market that is estimated to reach worldwide revenues of $25.5 billion in 2016 according to market research firms, eMarketer and Gartner. Currently, the Company supports approximately 4.8 million mobile based subscribers in its service network of small merchant businesses (“SMB’s”) across North America.

As part of its 2016 strategies, the Company intends to enhance those SMB networks with a more robust service and support offering it has been developing. These service offerings expect to increase the overall experience and revenue capabilities of its existing and future SMB customers. In addition, the Company will begin pursuing larger business relationships that it has been developing during 2015.

Jerry Rubinstein has been a member of the Board since 2013 and more strategically located in California, where the Company is headquartered. These planned 2016 growth strategies will require additional guidance and contributions of expertise from all members of the Company’s Board. This shift in the Board provides the Company with access to Mr. Rubinstein more frequently, where he can best oversee and direct where value can be added by existing members of the Board. Mr. Rubinstein has served as a member of the Board of Directors and the Chairman of the Company’s Audit Committee since October 1, 2013. Mr. Rubinstein is also the chairman of the Audit Committee of CKE Restaurants, the parent company of Carl’s Jr. Restaurants and Hardees Restaurants. Mr. Rubinstein also serves as the non-executive chairman of US Global investors Inc., a mutual fund advisory company. Mr. Rubinstein has started and sold many companies over the years, including Bel Air Savings and Loan and DMX, a cable and satellite music distribution company. Mr. Rubinstein purchased United Artists Records from Transamerica Corporation and subsequently sold the company to EMI. Mr. Rubinstein also started and sold XTRA Music Ltd., a satellite and cable music distribution company in Europe. Most recently Mr. Rubinstein consults with and serves on 3 early stage development companies. Mr. Rubinstein is both a CPA and attorney.

About SMS Masterminds - Spend Smart Networks Inc. (www.smsmasterminds.com)

SpendSmart Networks dba SMS Masterminds (OTCQB: SSPC) provides proprietary loyalty systems and a suite of digital engagement and marketing services that help local merchants build relationships with consumers and drive revenues. These services are implemented and supported by a vast network of certified digital marketing specialists, aka “Certified Masterminds,” who drive revenue and consumer relationships for merchants via loyalty programs, mobile marketing, mobile commerce. Consumers’ dollars go further when they spend it with merchants in the SpendSmart network of merchants, as they receive exclusive deals, earn rewards and ultimately build a connection with their favorite merchants.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the company’s performance, product launches, its technology, its patentability and other statements that are not historical in nature, particularly those that utilize terminology such as “will,” “positions,” “believe,” “should,” “may,” “intends,” “expects,” “future,” “believes,” “continue,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause SpendSmart Networks’ actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include, among others, uncertainties involved in launching new products or services, achieving market acceptance; uncertainties regarding SpendSmart Networks’ ability to license out its existing products and technologies and license additional products and technologies and the terms of such licenses; and other risks and uncertainties described in SpendSmart Networks’ filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this newsletter speak only as of the date of this newsletter and are based on SpendSmart Network’s current beliefs and expectations. SpendSmart Networks undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Alex Minicucci, CEO
alex@smsmasterminds.com
+1 877-541-8398